Exhibit 10.6

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”) is entered into as of Apr 27, 2016 (the “Effective Date”), by and between G&I VIII BAYTECH LP, a Delaware limited partnership (“Landlord”), and RESTORATION ROBOTICS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord (as successor-in-interest to Legacy Partners I San Jose, LLC) and Tenant are parties to that certain Lease Agreement dated as of April 16, 2012 (the “Lease”), pursuant to which Landlord leases to Tenant certain premises containing approximately 23, 155 square feet located at 128 Baytech Drive, San Jose, California (the “Premises”), as more particularly set forth in the Lease.

B. The Lease, by its terms, is currently scheduled to expire on October 31, 2016. Landlord and Tenant now desire to amend the Lease to, among other things, extend the Term of the Lease subject to each of the terms, conditions and provisions set forth herein.

TERMS

NOW, THEREFORE, in consideration of the foregoing recitals which by this reference are incorporated herein, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

2. Amendment of Lease.

2.1 Lease Term. The Term of the Lease is hereby extended for a period of sixty-six (66) months, beginning November 1, 2016 and expiring on April 30, 2022 (the “Extended Term”). Unless context dictates otherwise, all references in the Lease to the “Term” shall include the Extended Term.

2.2 Base Rent. Tenant shall pay Base Rent during the Extended Term as follows:

Period	Annual Base Rent	Monthly Base Rent
11/1/2016 - 10/31/2017	$486,255.00	$40,521.25
11/1/2017 - 10/31/2018	$500,842.65	$41,736.89
11/1/2018 - 10/31/2019	$515,867.93	$42,988.99
11/1/2019 - 10/31/2020	$531,343.97	$44,278.66
11/1/2020 - 10/31/2021	$547,284.29	$45,607.02
11/1/2021 - 4/30/2022	$563,702.81	$46,975.23

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2.3 Extension Option. Notwithstanding any provision of the Lease to the contrary, Tenant shall have one (1) additional option to extend the Term of the Lease for a period of five (5) years, in accordance with the terms, covenants and conditions contained in Addendum One to the Lease, with the Option Notice being delivered not more than twelve (12) months and not less nine (9) months prior to the end of the Extended Term.

2.4 Notices. Landlord’s address for all notices, including notices of default, as set forth in the Basic Lease Information of the Lease is hereby deleted in its entirety and replaced with the following:

For all notices:

DRA Advisors, LLC

220 East 42nd Street, 27th Floor

New York, NY 10017

Attention: Asset Management - Baytech

With a copy to Property Manager:

Orchard Commercial Properties

2055 Laurelwood, #130

Santa Clara, CA 95054

Attention: Joe Lewis

3. Improvements to Premises.

3.1 Condition of Premises. Tenant acknowledges that it has been, and continues to be, in possession of the Premises, is familiar with the condition of the Premises and continues to occupy the Premises in its “as is, where is” condition, with all faults, without any representation, by Landlord or any obligation on the part of Landlord to provide any improvements or alterations, except as may be expressly provided otherwise in this Amendment.

3.2 Responsibility for Improvements to Premises. Landlord shall perform improvements to the Premises in accordance with the Work Agreement, attached hereto as Exhibit A.

4. Brokers. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than T3 Advisors (“Tenant’s Broker”). Tenant agrees to defend, indemnify and hold Landlord harmless from all claims of any brokers (including Tenant’s Broker) claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than CBRE, Inc. (“Landlord’s Broker”). Landlord agrees to defend, indemnify and hold Tenant harmless from all claims of any brokers (including Landlord’s Broker) claiming to have represented Landlord in connection with this Amendment.

5. Estoppel. In further consideration of this Amendment, Tenant hereby represents and warrants to Landlord that there are no existing offsets, reductions or credits against rental payments due under the Lease as of the Effective Date. Furthermore, Tenant acknowledges and

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warrants that there are no existing claims or causes of action against Landlord arising out of the Lease, or otherwise, nor are there any existing defenses which Tenant has as to the validity and enforcement of the Lease by Landlord.

6. Not an Offer. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

7. Tenant’s Representation. Tenant represents that it holds the entire tenant interest in the Lease and that it has not made any assignment, sublease, transfer, conveyance or other disposition of the Lease or any interest in the Lease.

8. Executory Authority. Each party executing this Amendment hereby represents and warrants that the individual executing this Amendment on behalf of such party has full power and authority to bind such party to the terms hereof.

9. Accessibility. To Landlord’s actual knowledge, the Premises has not undergone inspection by a Certified Access Specialist (CASp). The foregoing statement is included in this Amendment solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as provided in the Lease.

10. Entire Agreement; Effect of Amendment. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as specifically amended hereby, the Lease shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Lease, the terms of this Amendment shall control and prevail. This Amendment shall hereafter be deemed a part of the Lease for all purposes.

11. Successors. The provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

12. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one instrument.

13. Electronic Delivery. This Amendment may be signed and delivered by facsimile or by email and shall be effective if so signed and delivered whether or not original counterparts are later exchanged by Landlord and Tenant.

14. Confidentiality. Tenant shall not disclose to any person any of the terms of this Amendment or that Tenant was granted any rent concession in connection with the Lease.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as the date first written above.

LANDLORD:	G&I VIII BAYTECH LP, a Delaware limited partnership

	By:	G&I VIII Investment Baytech LP,
a Delaware limited partnership
its General Partner

		By:	G&I VIII Baytech Partner LLC,
a Delaware limited liability company
its General Partner

			By:	/s/ Valla Brown
			Name:	Valla Brown
			Title:	Vice President

TENANT:	RESTORATION ROBOTICS, INC., a Delaware corporation

	By:	/s/ C Holland
	Name:	C Holland
	Title:	CFO

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EXHIBIT A

WORK AGREEMENT

LANDLORD BUILD WITH ALLOWANCE

THIS WORK AGREEMENT (this “Work Agreement”) is attached to and made a part of that certain Amendment to Lease (the “Amendment”) between G&I VIII BAYTECH LP, a Delaware limited partnership (“Landlord”), and RESTORATION ROBOTICS, INC., a Delaware corporation (“Tenant”). All capitalized terms used but not defined herein shall have the respective meanings given such terms in the Amendment or the Lease. This Work Agreement sets forth the terms and conditions relating to the construction of the certain tenant improvements in the Premises.

SECTION 1

ALLOWANCE

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in an amount not to exceed $30.00 per rentable square foot of the Premises (i.e., $694,650.00) for the costs relating to the design and construction of certain improvements which are permanently affixed to the Premises (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements or incur costs pursuant to this Work Agreement in a total amount which exceeds the Allowance. If the Allowance is not fully utilized in connection with the Tenant Improvements, then the portion thereof that is not so utilized shall revert to Landlord, and Tenant shall have no further rights with respect thereto.

1.2 Disbursement of the Allowance. Except as otherwise set forth in this Work Agreement, the Allowance shall be disbursed by Landlord for the following items and costs (collectively, the “Allowance Items”):

(i) costs related to the design and construction of the Tenant Improvements;

(ii) payment of the fees of the Architect and the Engineers (as such terms are defined below), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Construction Drawings (as defined below);

(iii) the cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings;

(iv) the cost of any changes to the Construction Drawings or Tenant Improvements required by applicable building codes (collectively, “Code”); and

(v) the Landlord Supervision Fee (as defined below).

1.3 General. All Tenant Improvements shall be made of new materials, in a good and workmanlike manner, and with materials and quality construction equal to or better than that existing in the Premises as of the Effective Date.

SECTION 2

CONSTRUCTION DRAWINGS

2.1 Architect and Engineers; Construction Drawings. Landlord shall select and retain an architect that is reasonably satisfactory to Tenant (the “Architect”) to prepare the Construction Drawings and engineering consultants (collectively, the “Engineers”) to prepare all plans and engineering working drawings relating to any structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler components of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.”

2.2 Space Plan. Landlord shall cause the Architect to prepare a space plan for the Premises (the “Space Plan”), which Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord shall deliver the Space Plan to Tenant for Tenant’s approval, which will not be unreasonably withheld, conditioned or delayed and which will be granted or withheld within three (3) Business Days following Landlord’s delivery of same to Tenant. If Tenant fails to timely respond, Tenant will be deemed to have approved the Space Plan. If Tenant disapproves the proposed Space Plan, Tenant will specify the basis for such disapproval in reasonable detail and, assuming Landlord does not reject Tenant’s proposed change(s), Landlord will revise the Space Plan and submit the same to Tenant. The scope of Tenant’s review of any such revised Space Plan will be limited to Landlord’s correction of the items specified by Tenant in Tenant’s notice of disapproval. Tenant will notify Landlord of Tenant’s approval or disapproval of the revised Space Plan within five (5) Business Days following receipt of same, and this process will continue (with Tenant responding within five (5) Business Days in each case) until Tenant has approved the Space Plan; provided, however, that if Tenant disapproves the proposed Space Plan, including any revised version thereof, more than once, any delay in construction resulting from any such further disapproval will be a Tenant Delay (defined below).

2.3 Working Drawings. Following Tenant’s approval (or deemed approval) of the Space Plan, Landlord shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Tenant Improvements. Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Working Drawings”), and Landlord shall deliver the same to Tenant for Tenant’s approval, which will not be unreasonably withheld, conditioned or delayed and which will be granted or withheld within five (5) Business Days following Landlord’s delivery of same to Tenant. Tenant’s disapproval will be limited to Tenant’s good faith determination that the Working Drawings do not represent a logical extension of the approved Space Plan. If Tenant fails to timely respond, Tenant will be deemed to have approved the Working Drawings. If Tenant disapproves the proposed Working Drawings, Tenant will specify the basis for such disapproval in reasonable detail and, assuming Landlord does not reject Tenant’s proposed change(s), Landlord will revise the Working Drawings and submit the same to Tenant. The scope of Tenant’s review of any such revised Working Drawings will be limited to Landlord’s correction of the items specified by Tenant in Tenant’s notice of disapproval. Tenant will notify Landlord of Tenant’s approval or disapproval of such revised Working Drawings within five (5) Business Days following receipt of same, and this process will continue

(with Tenant responding within five (5) Business Days in each case) until Tenant has approved the Working Drawings; provided, however, that if Tenant attempts to disapprove the proposed Working Drawings, including any revised version thereof, for any reason other than (x) that the Working Drawings are not a logical extension of the Space Plan or (y) that revisions to the Working Drawings failed to correct a legitimate error previously noted by Tenant, any delay in construction resulting from any such further disapproval will be Tenant Delay.

2.4 Approved Working Drawings; Permits. Following Tenant’s approval (or deemed approval) of the Working Drawings (as so approved, the “Approved Working Drawings”), Landlord shall submit the Approved Working Drawings to the appropriate municipal authorities for the applicable building permits necessary to allow Contractor (defined below) to commence and fully complete the construction of the Tenant Improvements (the “Permits”). No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written approval of Landlord.

2.5 Time Deadlines. Tenant shall use its best, good faith efforts and all due diligence to cooperate with the Architect, the Engineers and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the Permits, and with Contractor for approval of the Cost Proposal (defined below) as soon as possible, and, in that regard, shall meet with Landlord on a scheduled basis, to be determined by Landlord, to discuss the progress thereof.

2.6 Landlord’s Approval. Landlord’s approval of any matter under this Work Agreement may be withheld in Landlord’s sole and absolute discretion if Landlord determines that the same would violate any provision of the Lease or this Work Agreement, would directly or indirectly delay the Substantial Completion (defined below) of the Tenant Improvements, or would adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building.

SECTION 3

CONSTRUCTION OF THE TENANT IMPROVEMENTS

3.1 Contractor. OCC Construction (“Contractor”) shall be retained by Landlord to construct the Tenant Improvements.

3.2 Cost Proposal. Following the selection of Contractor, Landlord shall provide Tenant with a cost proposal based upon Contractor’s bid, which cost proposal shall include, as nearly as possible, the cost of all Allowance Items to be incurred in connection with the construction of the Tenant Improvements (the “Cost Proposal”). The date on which Landlord delivers the Cost Proposal to Tenant shall be known hereafter as the “Cost Proposal Delivery Date”. If the Cost Proposal exceeds the amount of the Allowance, Tenant’s review and approval of the Cost Proposal may include value engineering of the proposed Tenant Improvements. If, within five (5) Business Days following the Cost Proposal Delivery Date, Tenant approves the Cost Proposal or does not respond to the Cost Proposal, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. If Tenant disapproves the Cost Proposal, Tenant will specify the basis for such disapproval in reasonable detail and, assuming Landlord does not reject Tenant’s proposed change(s), Landlord will revise the Cost Proposal and submit the same to Tenant. The scope of Tenant’s review of any such revised Cost Proposal will be limited to Landlord’s correction of the items specified by Tenant in Tenant’s notice of disapproval. Tenant will notify Landlord of Tenant’s approval or disapproval of such revised Cost Proposal within three (3) Business Days following receipt of same, and this process will continue (with Tenant responding within three (3) Business Days in each case) until Tenant has approved the Cost Proposal; provided, however, that if Tenant disapproves the Cost Proposal, including any revised version thereof, any delay in construction resulting from any such further disapproval will be a Tenant Delay.

3.3 Construction of Tenant Improvements.

(a) Over-Allowance Amount. Not later than five (5) Business Days after the date on which Tenant approves (or is deemed to have approved) the Cost Proposal, Tenant shall deliver to Landlord cash in an amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before such date). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Allowance, and such disbursement shall be pursuant to the same procedure as the Allowance. If at any time thereafter any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount. Tenant shall be responsible for all costs associated with the Tenant Improvements to the extent the same exceed the Tenant Improvement Allowance (notwithstanding the content of the Cost Proposal).

(b) Landlord Supervision Fee. Landlord shall supervise the construction by Contractor, and Tenant shall pay to Landlord a construction supervision and management fee (the “Landlord Supervision Fee”) in an amount equal to four percent (4%) of the total cost of design, permitting and construction of the Tenant Improvements (inclusive of all Allowance Items and any Over-Allowance Amount).

(c) Contractor’s Warranties and Guaranties. Landlord hereby assigns to Tenant, on a nonexclusive basis, all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to or arising out of the design or construction of the Tenant Improvements.

SECTION 4

SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS

4.1 Substantial Completion. For purposes of the Lease, “Substantial Completion” of the Tenant Improvements shall occur upon the completion of construction of the Tenant Improvements pursuant to the Approved Working Drawings (as reasonably determined by Landlord), with the exception of any punch list items and any tenant fixtures, equipment (including security and other Tenant systems), work-stations (including any related fixtures and/or equipment electrification), built-in furniture, and telecommunications and data cabling and equipment, all of which shall be the responsibility of Tenant to purchase and install at Tenant’s sole cost and expense. Subject to any force majeure delay and any Tenant Delay (defined below), Substantial Completion of the Tenant Improvements shall occur by December 31, 2016.

4.2 Delay in Substantial Completion. If there shall be a delay or there are delays in the Substantial Completion of the Tenant Improvements or in the occurrence of any of the other conditions precedent to the Commencement Date, as set forth in the Lease, as a direct, indirect, partial, or total result of any of the following (each, a “Tenant Delay”) then, notwithstanding anything to the contrary set forth in the Lease or this Work Agreement and regardless of the actual date of the Substantial Completion of the Tenant Improvements, the date of the Substantial Completion of the Tenant Improvements shall be deemed to be the date the Substantial Completion of the Tenant Improvements would have occurred if no Tenant Delay had occurred:

(a) Tenant’s failure to timely approve any matter requiring Tenant’s approval;

(b) Tenant’s failure to timely pay any amount hereunder (including, without limitation, the Over-Allowance Amount or Tenant’s Share of any costs);

(c) A breach by Tenant of the terms of the Lease or this Work Agreement (including, without limitation, Tenant’s failure to comply with any time deadlines specified in this Work Agreement);

(d) Changes in any of the Construction Drawings after approval of the same by Landlord and Tenant or because the same do not comply with Code or other applicable laws;

(e) Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time, or which are different from, or not included in, the Building Standards;

(f) Changes to the Building required by the Approved Working Drawings; or

(g) Any other acts or omissions of Tenant, or its agents, employees, contractors or vendors.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Austin Barrett as its sole representative with respect to the matters set forth in this Work Agreement, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this Work Agreement.

5.2 Landlord’s Representative. Landlord has designated                    as its sole representative with respect to the matters set forth in this Work Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Agreement.

5.3 Tenant’s Agents. All contractors, subcontractors, laborers, materialmen, vendors and suppliers retained by or through Tenant shall be union labor in compliance with the then existing master labor agreements.

5.4 Time of the Essence in This Work Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

5.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if a default by Tenant under the Lease (including, without limitation, any default by Tenant under this Work Agreement) has occurred at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Allowance and/or Landlord may cause Contractor to cease the construction of the Tenant Improvements, and (ii) all other obligations of Landlord under the terms of this Work Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease. Any delay in the Substantial Completion of the Tenant Improvements caused by the exercise of Landlord’s rights pursuant to this Section shall be a Tenant Delay.

5.6 Cooperation by Tenant. Tenant acknowledges that the timing of the completion of the Approved Working Drawings and the Tenant Improvements is of the utmost importance to Landlord. Accordingly, Tenant hereby agrees to fully and diligently cooperate with all reasonable requests by Landlord in connection with or related to the design and construction of the Tenant Improvements, and in connection therewith, shall respond to Landlord’s requests for information and/or approvals, except as specifically set forth herein to the contrary, within two (2) business days following request by Landlord.

TENANT ESTOPPEL CERTIFICATE

The undersigned, RESTORATION ROBOTICS, INC., as tenant (together with its predecessors in interest, if any, “Tenant”), is the Tenant of a portion of the real property commonly known as Alviso Tech Park, located in San Jose, Santa Clara County, California, (the “Property”), and hereby certifies to G&I VIII BAYTECH LP, a Delaware limited partnership, as landlord (together with its predecessors in interest, if any, and its successors and assigns, “Landlord”), to BRIDGE III CA ALVISO TECH PARK, LLC, a Delaware limited liability company, or its assignee or nominee (“Purchaser”), and to WELLS FARGO BANK, NATIONAL ASSOCIATION or any other lender (collectively, “Lender”) making a loan to Purchaser to be secured, in whole or in part, by the Property, the following:

1. That there is presently in full force and effect a lease (as modified, assigned, supplemented and/or amended as set forth in paragraph 2 below, the “Lease”) dated as of April 16, 2012 between the Tenant and Landlord, covering approximately 23,155 square feet of the Property (the “Leased Premises”).

2. That the Lease has not been modified, assigned, supplemented or amended except as set forth on Schedule 1.

3. That the Lease represents the entire agreement between Landlord and the Tenant with respect to the Leased Premises and there are no other agreements or representations of any kind between Landlord and Tenant with respect thereto.

4. That the commencement date under the Lease was August 1, 2012 and the termination date of said Lease is April 30, 2022, unless sooner terminated in accordance with the terms of the Lease.

5. That the present monthly rent which the Tenant is paying under the Lease is $40,521.25 and has been paid through March 31, 2017. All additional and other charges other than the electrical bill, of $21,152.73, have been paid by Tenant through the current periods.

6. That the security deposit held by Landlord under the terms of the Lease is $100,000.00 and Landlord holds no other deposit from Tenant for security or otherwise.

7. That Tenant has accepted possession of the Leased Premises and that any improvements required to be made by Landlord to the Leased Premises by the terms of the Lease and all other conditions of the Lease to be satisfied by Landlord have been completed or satisfied to the satisfaction of Tenant, and any Tenant improvement contributions required to be paid by Landlord to Tenant have been paid.

8. That, to Tenant’s knowledge, the Tenant, as of the date set forth below, has no right or claim of deduction, charge, lien or offset against Landlord under the Lease or otherwise against the rents or other charges due or to become due pursuant to the terms of said Lease.

9. That, to Tenant’s knowledge, Landlord is not in default or breach of the Lease, nor has Landlord committed an act or failed to act in such a manner, which, with the passage of time or notice or both, would result in a default or breach of the Lease by Landlord.

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10. That, to Tenant’s knowledge, the Tenant is not in default or in breach of the Lease, nor has the Tenant committed an act or failed to act in such a manner which, with the passage of time or notice or both, would result in a default or breach of the Lease by the Tenant.

11. The Tenant hereby acknowledges that Purchaser, or its nominee, intends to purchase the Property, that Landlord will assign its interest in the Lease to Purchaser, or its nominee, in connection with such purchase, and that Purchaser, or its nominee, and its lender is relying upon the representations contained herein in making such purchase.

12. That Tenant is not the subject of any pending bankruptcy, insolvency, debtor’s relief, reorganization, receivership, or similar proceedings, nor the subject of a ruling with respect to any of the foregoing.

13. With the exception of the 2016 Annual Reconciliation fees (an accounting of actual and accrued Operating Expenses and Tax Expenses) referred to in Section 6.4 of the Lease, all amounts currently owed to Landlord have been paid (e.g., all prior taxes, fees, and cost, including, without limitation, all prior Annual Reconciliation fees), as reported to Tenant by Landlord.

This Certificate shall be binding upon and inure to the benefit of Tenant, Landlord, Purchaser and Lender and their respective successors and assigns.

Dated: Mar 30, 2017.

RESTORATION ROBOTICS, INC.,
a Delaware Corporation

By:	/s/ Charlotte Holland
Name:	Charlotte Holland
Title:	Chief Financial Officer

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Schedule 1 to Tenant Estoppel Certificate

1.	Lease Agreement between Legacy Partners I San Jose, LLC and Restoration Robotics, Inc., dated 4/16/12

2.	Waiver of Landlord dated 5/14/15

3.	First Amendment to Lease Agreement dated 4/27/16

4.	Indemnification Agreement dated 8/26/16 re: Storage Bins

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“AGREEMENT”) is made this 26th day of August, 2016, by and between G&I VIII BAYTECH, LP, a Deleware limited partnership (“Landlord”) and RESTORATION ROBOTICS, INC, a Delaware corporation (“Tenant”), with reference to the following facts:

A. Tenant currently leases those certain premises known as 128 Baytech Drive, San Jose, California (“Premises”) from Landlord pursuant to that certain Lease Agreement by and between Landlord and Tenant dated April 16, 2012.

B. Tenant has requested of Landlord permission to place two (2) Mobil Mini storage bins at the far end of the parking lot area, (10) 8x8x20 and (1) 8x8x40, refer to Exhibit A, to store materials for their on-going tenant improvement work;

C. Landlord has agreed to grant such consent, provided that Tenant executes and complies with the terms of this Agreement. Landlord to terminate with a 10 day notice.

NOW, THEREFORE, the parties do hereby agree as follows:

1. Permission to use premises: Landlord hereby grants to Tenant permission to place two (2) storage bins at the far end of the parking lot area to store materials for their on-going tenant improvement work. Such permission by Landlord is conditional upon Tenant executing this Agreement and complying with each and every provision hereof,

2. Indemnity: Tenant shall indemnify and hold Landlord harmless with counsel satisfactory to Landlord from all damages, liabilities, judgments, actions, attorneys’ fees, costs and expenses arising from Tenant’s use of the Premises.

3. Insurance: Tenant agrees to inform its current insurance carrier about the storage bins on the Project Site and to insure Tenant’s policy covers Tenant’s obligations under this Agreement. Tenant shall provide a certificate of insurance to the Landlord naming Landlord and its managing agent, Orchard Commercial, Inc. as additional insureds. Tenant shall provide insurance in the minimum amount of $2,000,000 for general liability, property damage and fire damage.

4. Tenant’s obligation to clean and repair: Tenant shall be responsible for all cleaning and any repair necessitated at the Premises and/or Project Site and the common areas after its use and returning it to the same condition as before its use by Tenant. Tenant shall remove all associated debris and provide for a special trash pick-up of such debris within two (2) days after the removal of each bin. Tenant shall be responsible for any asphalt damage for not properly securing storage unit with plywood between container and asphalt.

EXECUTED AS OF THE DATE SET FORTH ABOVE.

LANDLORD:		TENANT:

G&I VIII Baytech L.P.		Restoration Robotics, Inc.,
A Delaware limited partnership		a Delaware corporation

By:	ORCHARD COMMERCIAL, INC.,
a California corporation Agent for G&I VII Baytech, L.P.

By:	/s/ Debbie Kaiser	By:	/s/ Charlotte Holland
	Debbie Kaiser		Charlotte Holland
Its:	Vice President/ Senior Property Manager	Its:	CFO

EXHIBIT A

BAYTECH DRIVE
BUILDING A
BUILDING B
BUILDING C
BUILDING D
HIGHWAY 237

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.
IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must have ADDITIONAL INSURED provisions or be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).
PRODUCER
Commercial Lines - (650) 413-4200
Wells Fargo Insurance Services USA, Inc. - CA Lie #: 0D08408 959 Skyway Road San Carlos, CA 94070
CONTACT NAME JeffKoo
FAX (A/C No. Ext): 650-413-4200 (A/C, No):
ADDRESS: jeffrey.koo@wellsfargo.com
INSURER(S) AFFORDING COVERAGE
NAIC #
INSURER A:: Federal Insurance Company
20281
INSURED
Restoration Robotics, Inc. 128 Baytech Drive San Jose CA 95134
INSURER B :
INSURER C :
INSURER D :
INSURER E :
INSURER F:
DATE (MM/DD/YYYY)
9/8/2016
ACORD
CERTIFICATE OF LIABILITY INSURANCE
COVERAGES
CERTIFICATE NUMBER: 10829216
REVISION NUMBER: See below
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES, LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
INSR
LTR
TYPE OF INSURANCE
ADDL
INSD
SUBR
WVD
POLICY NUMBER
POLICY EFF (MM/DD/YYYY)
POLICY EXP (MM/DD/YYYY)
LIMITS
A
x COMMERCIAL GENERAL LIABILITY
X
35843653
10/01/2015
10/01/2016
EACH OCCURRENCE
$1,000,000
C LAI MS-MADE
X
OCCUR
DAMAGE TO RENTED PREMISES (Ea occurrence)
$1,000,000
MEO EXP (Any one person)
$10,000
PERSONAL & ADV INJURY
$1,000,000
GEN’L AGGREGATE LIMIT APPLIES PER; Policy project LOC OTHER:
GENERAL AGGREGATE
$1,000,000
PRODUCTS - COMP/OP AGG
$ Excluded
$
AUTOMOBILE LIABILITY : ANY AUTO
COMBINED SINGLE LIMIT (Ea accident)
$
BODILY INJURY (Per person)
$
: OWNED ; AUTOS ONLY : HIRED AUTOS ONLY
SCHEDULED AUTOS NON-OWNED AUTOS ONLY
BODILY INJURY (Per accident)
$
PROPERTY DAMAGE (Per accident)
$
$
A
X : UMBRELLA LIAB EXCESS LIAB
X
OCCUR CLAI MS-MADE
79848827
10/01/2015
10/01/2016
EACH OCCURRENCE
$1,000,000
AGGREGATE
$1,000,000
DED RETENTION S
$
WORKERS COMPENSATION
AND EMPLOYERS’ LIABILITY Y/N
ANYPROPRIETOR/PARTNER/EXECUTIVE
OFFICER/MEMBEREXCLUDED?
(Mandatory in NH)
If yes. describe under DESCRIPTION OF OPERATIONS below
N/A
PER TH- STATUTE ER
E L. EACH ACCIDENT
$
E L DISEASE - EA EMPLOYEE
$
E.L. DISEASE-POLICY LIMIT
$
A
Business Personal Property
35843653
10/01/2015
10/01/2016
$54,000,000 Limit $55,000 Ded
Special Form, Replacement Cost
DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)
RE: 2 Mobil Mini storage bins at 128 Baytech Drive, San Jose, California.
G&I VIII Baytech LPI Landlord and its managing agent, Orchard Commercial, Inc. are named as Additional Insured as relates to General Liability in accordance with the terms and conditions of the policy. Umbrella follows form as it relates to additional insured.
CERTIFICATE HOLDER
CANCELLATION
G&I VIII Baytech LP
c/o Orchard Commerical, Inc, as Managing Agent 2055 Laurelwood Road Suite 130 Santa Clara, CA 95054
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
AUTHORIZED REPRESENTATIVE
The ACORD name and logo are registered marks of ACORD © 1988-2015 ACORD CORPORATION. All rights reserved.
ACORD 25 (2016/03)
(This certificate repalces certificate# 10829214 Issued on 9/8/2016)

WAIVER OF LANDLORD

This Waiver of Landlord (this “Agreement”) is made and entered into on May 14, 2015, by and between Oxford Finance LLC (“Lender”), and Restoration Robotics, Inc., a Delaware corporation (“Tenant”) and G&l VIII Baytech LP, a Delaware limited partnership (“Landlord”) with respect to certain premises commonly known as 128 Baytech Drive, San Jose, California (the “Premises”) leased by Landlord to Tenant pursuant to that certain lease by and between Landlord and Tenant dated April 16, 2012 (the “Lease”). Lender, Tenant and Landlord agree as follows:

1. Lender may remove the following described assets from the Premises: all machinery, equipment, furniture, fixtures, inventory now owned or to be acquired by Tenant and installed or kept at the Premises (collectively, the “Collateral”), which is collateral for credit extended from Lender to Tenant pursuant to a written agreement(s) between Lender and Tenant (collectively “Loan Documents”).

2. The Collateral will remain personal property even though it may be affixed to or placed upon the Premises.

3. In the event of default by Tenant under the Loan Documents, Lender shall endeavor to notify Landlord of such default in writing, but shall not be obligated to, or held liable for failing to, provide such notification under any circumstance.

4. In the event of default by Tenant under the Loan Documents, Landlord hereby waives any right, title, claim or interest in the Collateral by reason of the Collateral being attached to or resting upon the Premises and hereby grants Lender permission to remove the Collateral from the Premises subject to the following conditions:

a. Such removal shall be pursuant to Lender’s rights and remedies under its loan documents executed by Tenant and subject to any applicable provisions of law;

b. Lender shall have the right to enter the Premises and shall give Landlord not less than twenty-four (24) hours prior notice of its entry onto the Premises for any purpose permitted hereunder;

c. Notwithstanding anything set forth in this Agreement to the contrary, Lender shall not remove any leasehold improvements from the Premises other than: (i) trade fixtures, and (ii) such leasehold improvements that Landlord has given Tenant written permission to remove. Lender shall remove the Collateral in a workmanlike manner and shall, at its sole cost and expense, promptly repair, to Landlord’s satisfaction, any actual, physical damage or destruction to the Premises or any industrial center of which the Premises are a part (“Industrial Center”) arising from the exercise of Lender’s rights under this Agreement or the Loan Documents, Lender’s re-possession, display, operation, severance, removal, maintenance, preparation for sale or lease, repair, lease, transfer and/or sale of the Collateral or Lender’s occupancy of or entry on the Premises or the Industrial Center. Lender and Tenant shall indemnify, defend, and hold harmless Landlord and its partners, members, shareholders, officers, directors, employees and agents from and against any and all claim, loss, cost, damage, liability, or expense (including reasonable attorneys’ fees) arising from the exercise of Lender’s rights under this Agreement or the Loan Documents, Lender’s re-possession, display, operation, severance, removal, maintenance, preparation for sale or lease, repair, lease, transfer and/or sale of the Collateral or Lender’s occupancy of or entry on the Premises or the Industrial Center for any reason (collectively, “Claims”), except to the extent that any such Claims arise out of Landlord’s negligence, willful misconduct, or breach of the Lease;

d. At any time that Tenant no longer occupies the Premises, Lender shall pay to Landlord, to the extent not previously paid by Tenant, an amount equal to all rent and additional charges payable by Tenant under the Lease for any period commencing on the date Lender enters the Premises pursuant to this Agreement. In such event, Lender shall pay such amounts prior to or concurrently with Lender’s entry upon the Premises. Such amounts shall be payable at the monthly rates then payable under the Lease, pro-rated on the basis of a thirty (30) day month;

e. Nothing contained in this Agreement shall require Lender to remove the Collateral from the Premises. However, if Lender desires to remove the Collateral from the Premises, Lender shall complete such removal within thirty (30) days following the earlier to occur of: (i) the date upon which Lender first enters upon the Premises for such purpose during Tenant’s lawful occupancy of the Premises, or (ii) the date on which Lender receives notice of default given to Tenant pursuant to the Lease, a copy of which shall also have been delivered to Lender; and

f. If Lender does not remove the Collateral from the Premises within the foregoing thirty (30) day period, Lender and Tenant shall be deemed to have waived and relinquished any right in and to the Collateral and Landlord may dispose of the Collateral in any manner and retain all proceeds therefrom as consideration for Landlord’s costs and expenses incurred in connection therewith.

5. To the extent required under the Lease, Landlord hereby consents to the execution of the Loan Documents by Tenant and the granting of the liens and security interests in the Collateral thereunder.

6. This Agreement and the parties’ obligations hereunder shall terminate and be of no further force or effect upon the earlier to occur of (i) Tenant’s payment in full of all amounts due to Lender from Tenant under Tenant’s loan or the Loan Documents, or (ii) the expiration of the thirty (30) day period set forth in Paragraph 3(e) above. Notwithstanding the foregoing, Lender’s and Tenant’s obligations with respect to the indemnity set forth in Paragraph 3(c) above and Landlord’s rights to remove and dispose of the Collateral pursuant to Paragraph 3(f) above shall survive the termination of this Agreement.

7. Notwithstanding anything to the contrary contained in this Agreement, in the event of any conflict between the Lease and this Agreement regarding the Tenant’s obligations thereunder, the Lease shall control.

8. Notwithstanding anything to the contrary contained in this Agreement, in the event of any action to enforce or interpret this Agreement including, but not limited to any action for indemnity hereunder, the prevailing party in such action shall be entitled to receive its reasonable attorney’s fees and costs in such action. Jurisdiction for such action shall be in the state courts of the state in which the Premises are located with venue in the county in which the Premises are located.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the day and year first written above.

“LENDER”

Oxford Finance LLC

By:
Its:

“LANDLORD”

G&I VIII Baytech LP
a Delaware limited partnership

By:	/s/ Valla Brown
Its:	Vice President

By:
Its:

“TENANT”

Restoration Robotics, Inc. a Delaware corporation

By:
Its:

IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the day and year first written above.

“LENDER”

Oxford Finance LLC

By:	/s/ Mark Davis
Its:	Vice President - Finance, Secretary & Treasurer

“LANDLORD”

G&I VIII Baytech LP a Delaware limited partnership

By:
Its:

By:
Its:

“TENANT”

Restoration Robotics, Inc. a Delaware corporation

By:
Its:

[Signature Page to Waiver of Landlord]

IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the day and year first written above.

“LENDER”

Oxford Finance LLC

By:
Its:

“LANDLORD”

G&I VIII Baytech LP a Delaware limited partnership

By:
Its:

By:
Its:

“TENANT”

Restoration Robotics, Inc. a Delaware corporation

By:	/s/ Charlotte Holland
Its:	VP Finance & Admin

[Signature Page to Waiver of Landlord]